================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                October 15, 1999
                Date of report (Date of earliest event reported)


                               PepsiAmericas, Inc.
               (Exact Name of Registrant as Specified in Charter)


          Delaware                   1-13914               ###-##-####
(State or Other Jurisdiction       (Commission            (IRS Employer
      of Incorporation)            File Number)       Identification Number)


                            3800 Dain Rauscher Plaza
                              60 South Sixth Street
                          Minneapolis, Minnesota 55402
          (Address of Principal Executive Offices, including Zip Code)

                                 (612) 661-3830
              (Registrant's Telephone Number, including Area Code)


                     Pepsi-Cola Puerto Rico Bottling Company
                                  (Former Name)

  Carretera 865, Km. 0.4, Barrio Candelaria Arenas, Toa Baja, Puerto Rico 00949
                                (Former Address)


================================================================================

ITEM 2 ACQUISITION OR DISPOSITION OF ASSETS

     On October 15, 1999, PepsiAmericas, Inc. ("PAS") (formerly known as Pepsi-Cola Puerto Rico Bottling Company) issued 65,070,006 shares of its Class B Common Stock in connection with the acquisition of Delta Beverage Group, Inc. ("Delta") and Dakota Beverage Company, Inc. ("Dakota") pursuant to exchange agreements, effective June 28, 1999. In the aggregate, these shares constituted approximately 79.6% of the PAS Class B Common Stock outstanding immediately after the acquisitions.

     Delta is one of the largest soft drink manufacturers and distributors in the U.S., selling over 27.9 million hard cases of PepsiCo products and 7.3 million hard cases of other soft drinks in 1998. Dakota is a bottler and distributor of soft drinks under exclusive franchise agreements with PepsiCo and Cadbury Schweppes plc.

     Former Delta shareholders, including Pohlad Companies and PepsiCo, Inc., received 18,310,006 shares of PAS Class B Common Stock in exchange for all the Delta common stock. Dakota's former shareholder, Pohlad Companies, received 46,760,000 shares of PAS Class B Common Stock in exchange for all the Dakota stock. These shares were issued in private placements under
     Section 4(2) of the Securities Act of 1933, as amended. The former shareholders of Delta have executed lock-up agreements which prohibit them from selling shares acquired in the exchange until April 15, 2000. PAS has agreed to register such shares for resale prior to that date.

     A Special Committee of PAS's Board of Directors retained Bear, Stearns & Co. Inc. to act as its financial advisor in connection with the acquisitions. PAS's Board of Directors, upon the recommendation of the Special Committee, determined that the acquisition of Delta and Dakota through the issuance of PAS Class B Common Stock under the exchange agreements was fair to, advisable and in the best interests of PAS's shareholders. The shareholders of PAS approved the issuance of 65,070,006 shares of PAS Class B Common Stock in connection with the acquisitions at a special meeting of shareholders held on October 1, 1999.

     Certain members of PAS's management and PAS's Board of Directors had interests in the acquisitions that were in addition to the interests of PAS shareholders generally.

     Dakota Holdings, LLC, a Delaware limited liability company, was formed on October 15, 1999 (the "LLC"). The LLC's members are Pohlad Companies, Beverages, Foods & Service Industries, Inc., a wholly owned subsidiary of PepsiCo, Inc., and Pepsi-Cola Metropolitan Bottling Co., Inc., another wholly owned subsidiary of PepsiCo. The LLC, which holds a controlling interest in PAS, was formed (a) to accomplish the transactions contemplated by the exchange agreements and (b) to manage its members' investment in, and to hold and exercise voting control over, PAS and its affiliates.

     The LLC acquired a total of 52,109,930 shares of PAS Class B Common Stock pursuant to the exchange agreements. The transactions are described more fully below.

     Under the Dakota Exchange Agreement, the LLC transferred all of its membership interests in a newly formed entity, DakBev, LLC, to PAS in exchange for 46,760,000 shares of PAS Class B Common Stock. Prior to this transfer, Dakota, then a wholly owned subsidiary of Pohlad, was merged with and into DakBev, LLC. Pohlad then contributed all of its membership interests in DakBev, LLC to the LLC in exchange for a membership interest in the LLC.

     Under the Delta Exchange Agreement, the LLC transferred 15,559.44 shares of capital stock of Delta to PAS in exchange for 5,349,930 shares of PAS Class B Common Stock. The shares of capital stock of Delta were contributed to the LLC by its members.

     Prior to the acquisitions, Pohlad Companies held a 33.1% economic interest in PAS and 52.8% voting power over PAS, 59.3% of Delta's voting common stock and 100% of Dakota's stock. As a result of the acquisitions, Pohlad Companies holds a 46.6% economic interest in PAS and 51.9% voting power over PAS. The issuance of the shares in connection with the acquisitions did not result in a change in control of PAS.

     Prior to the acquisitions, Pohlad Companies also provided management services to PAS, Delta and Dakota pursuant to management agreements with each of these entities. In connection with the acquisitions, Pohlad Companies expects to amend the Delta management agreement, to terminate the Dakota management agreement and to cause PAS to pay the salaries and bonuses of certain of PAS's executive officers.

     Delta and Dakota both utilize various plants, equipment and other physical property in the manufacture and distribution of beverage products. PAS intends to continue such use.

ITEM 5 OTHER EVENTS

     On October 15, 1999, PAS filed an amendment to its Certificate of Incorporation which (i) increased the number of authorized shares of PAS capital stock to 150,000,000 from 40,000,000, (ii) increased the number of authorized shares of PAS Class B Common Stock to 145,000,000 from 35,000,000, and (iii) changed its name from Pepsi-Cola Puerto Rico Bottling Company to PepsiAmericas, Inc.

     In connection with its name change, PAS changed its ticker symbol on the New York Stock Exchange to "PAS" effective October 18, 1999.

     Reference is made to the press release issued to the public by PAS on October 15, 1999, and attached hereto as an exhibit, relating to the acquisition of Delta and Dakota.

ITEM 7 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  Financial Statements of Business Acquired.

          See Appendix A hereto.

     (b)  Pro Forma Financial Information.

          The following unaudited pro forma condensed combined financial statements give effect to the acquisitions by PAS (formerly known as Pepsi-Cola Puerto Rico Bottling Company) of Delta and Dakota. The unaudited pro forma condensed combined statement of earnings for the year ended September 30, 1998 was prepared based upon PAS's audited consolidated financial statements for the fiscal year ended September 30, 1998, and Delta's and Dakota's audited consolidated financial statements for the year ended December 31, 1998. The unaudited pro forma condensed combined statement of earnings for the three months ended December 31, 1998 was prepared based upon PAS's audited consolidated financial statements for the three months ended December 31, 1998, and Delta's and Dakota's unaudited consolidated financial statements for the three months ended December 31, 1998. The unaudited pro forma condensed combined statement of earnings for the six months ended June 30, 1999 was prepared based upon the June 30, 1999 unaudited consolidated financial statements of PAS, Delta and Dakota. The pro forma adjustments for each of the unaudited pro forma condensed combined statements of earnings were prepared as if the acquisitions had occurred at the beginning of PAS's latest full fiscal year. The unaudited pro forma condensed combined balance sheet was prepared based upon the June 30, 1999 unaudited consolidated financial statements of PAS, Delta and Dakota, as if the acquisitions had occurred on that date. The pro forma financial statements do not reflect any cost savings or other synergies discussed elsewhere in this document. The pro forma adjustments are based upon an acquisition involving entities under common control, with the acquisition of Delta's minority interests recognized using the "purchase" method of accounting. All other interests of Pohlad Companies in Delta and Dakota so acquired are recorded at historical cost. The pro forma adjustments are also based upon available information and include particular assumptions that the managements of PAS, Delta and Dakota believe to be reasonable. The pro forma credit facility adjustments are based upon PAS obtaining a new credit facility to refinance certain existing indebtedness of PAS, Delta and Dakota.

          The unaudited pro forma condensed combined financial statements and accompanying notes should be read in conjunction with the audited historical consolidated financial statements of PAS, Delta and Dakota, and the related notes thereto.

          The unaudited pro forma condensed combined financial statements are provided for informational purposes only in response to SEC requirements and do not purport to represent what PAS's financial position or results of operations would actually have been if the acquisitions had in fact occurred at such dates or to project PAS's financial position or results of operations for any future date or period.

                               PepsiAmericas, Inc.
          Unaudited Pro Forma Condensed Combined Statement of Earnings
                          Year Ended September 30, 1998
               (U.S. dollars in thousands, except per share data)


                                                                        Dakota
                                                          Delta         Beverage                     Pro Forma
                                      PepsiAmericas,    Beverage        Company,                      Credit
                                          Inc.          Group, Inc.       Inc.        Pro Forma      Facility      Pro Forma
                                       (Historical)   (Historical)r  (Historical)r   Adjustments    Adjustments    Combined
                                      --------------  -------------  -------------   -----------    -----------    ---------
Net sales                              $    99,405     $  352,085     $     97,360    $     (283) a   $            $ 548,567
Cost of sales                               70,503        245,683           57,020          (283) a                  372,923
                                       -----------     ----------     ------------    ----------     --------      ---------
Gross profit                                28,902        106,402           40,340            -                      175,644
Selling, general and administrative
   expenses                                 35,910         87,019           24,497        (2,077) c                  145,349
Amortization of franchise costs and
   other intangibles                           209          3,648              439           995  b                    5,291
Restructuring charges                        1,728              -                -                                     1,728
Provision for legal and environmental
   reserves                                    760              -                -                                       760
Losses on asset impairments                    800              -                -                                       800
Insurance proceeds from business
   interruption and other losses            (1,309)             -                -                                    (1,309)
                                       -----------     ----------     ------------    ----------     --------      ---------
Income (loss) from operations               (9,196)        15,735           15,404         1,082                      23,025
                                       -----------     ----------     ------------    ----------     --------      ---------
Other income (expense):
Interest, net                               (1,598)       (18,770)            (573)          853  d     1,223 f      (18,865)
Other, net                                     206           (175)              22                                        53
                                       -----------     ----------     ------------    ----------     --------      ---------
                                            (1,392)       (18,945)            (551)          853        1,223        (18,812)
                                       -----------     ----------     ------------    ----------     --------      ---------
Income (loss) before income taxes and
   minority interest                       (10,588)        (3,210)          14,853         1,935        1,223          4,213
Minority interest, net of taxes                  -            335                -        (1,068) q                     (733)
Income tax benefit (expense)                   978           (436)               -        (5,256) e      (489)g       (5,203)
                                       -----------     ----------     ------------    ----------     --------      ---------
Net income (loss)                      $    (9,610)    $   (3,311)    $     14,853    $   (4,389)    $    734      $  (1,723)
                                       ===========     ==========     ============    ==========     ========      =========

Net loss per common share              $     (0.45)                                                                $   (0.02)
                                       ===========                                                                 =========
Net loss per common share-
   assuming dilution                   $     (0.45)                                                                $   (0.02)
                                       ===========                                                                 =========
Weighted average number of common
   shares outstanding                       21,516                                                                    86,586
                                       ===========                                                                 =========
Weighted average number of common
   shares outstanding-assuming
   dilution                                 21,516                                                                    86,586
                                       ===========                                                                 =========


    The accompanying notes are an integral part of this Unaudited Pro Forma
                   Condensed Combined Statement of Earnings.

                               PepsiAmericas, Inc.
          Unaudited Pro Forma Condensed Combined Statement of Earnings
                      Three Months Ended December 31, 1998
               (U.S. dollars in thousands, except per share data)



                                                                        Dakota
                                                          Delta         Beverage                     Pro Forma
                                      PepsiAmericas,    Beverage        Company,                      Credit
                                          Inc.          Group, Inc.       Inc.        Pro Forma      Facility      Pro Forma
                                       (Historical)   (Historical)r  (Historical)r   Adjustments    Adjustments    Combined
                                      --------------  -------------  -------------   -----------    -----------    ---------
Net sales                              $    28,328     $   86,178     $     23,343    $   (1,203) a  $             $ 136,646
Cost of sales                               20,327         61,124           13,840        (1,203) a                   94,088
                                       -----------     ----------     ------------    ----------     --------      ---------
Gross profit                                 8,001         25,054            9,503             -            -         42,558
Selling, general and administrative
   expenses                                  8,676         21,900            4,858          (519) c                   34,915
Amortization of franchise costs and
   other intangibles                            35            912              110           248  b                    1,305
Losses on asset impairments                    250              -                -                                       250
Insurance proceeds from business
   interruption and other losses              (346)             -                -                                      (346)
                                       -----------     ----------     ------------    ----------     --------      ---------
Income (loss) from operations                 (614)         2,242            4,535           271            -          6,434
                                       -----------     ----------     ------------    ----------     --------      ---------
Other expense:
Interest, net                                 (205)        (4,697)            (103)          208  d       363 f       (4,434)
Other, net                                      (7)           (49)            (733)                                     (789)
                                       -----------     ----------     ------------    ----------     --------      ---------
                                              (212)        (4,746)            (836)          208          363         (5,223)
                                       -----------     ----------     ------------    ----------     --------      ---------
Income (loss) before income taxes and
   minority interest                          (826)        (2,504)           3,699           479          363          1,211
Minority interest, net of taxes                  -            119                -          (267) q                     (148)
Income tax benefit (expense)                  (594)          (391)               -        (1,518) e      (145)g       (2,648)
                                       -----------     ----------     ------------    ----------     --------      ---------
Net income (loss)                      $    (1,420)    $   (2,776)    $      3,699    $   (1,306)    $    218      $  (1,585)
                                       ===========     ==========     ============    ==========     ========      =========

Net loss per common share              $     (0.07)                                                                $   (0.02)
                                       ===========                                                                 =========

Net loss per common share-
   assuming dilution                   $     (0.07)                                                                $   (0.02)
                                       ===========                                                                 =========

Weighted average number of common
   shares outstanding                       21,690                                                                    86,760
                                       ===========                                                                 =========
Weighted average number of common
   shares outstanding-assuming
   dilution                                 21,690                                                                    86,760
                                       ===========                                                                 =========


    The accompanying notes are an integral part of this Unaudited Pro Forma
                   Condensed Combined Statement of Earnings.

                               PepsiAmericas, Inc.
          Unaudited Pro Forma Condensed Combined Statement of Earnings
                         Six Months Ended June 30, 1999
               (U.S. dollars in thousands, except per share data)


                                                                        Dakota
                                                          Delta         Beverage                     Pro Forma
                                      PepsiAmericas,    Beverage        Company,                      Credit
                                          Inc.          Group, Inc.       Inc.        Pro Forma      Facility      Pro Forma
                                       (Historical)   (Historical)   (Historical)    Adjustments    Adjustments    Combined
                                      --------------  -------------  -------------   -----------    -----------    ---------
Net sales                              $    50,075     $  177,742     $     48,735    $     (137) a  $             $ 276,415
Cost of sales                               37,936        121,979           27,791          (137) a                  187,569
                                       -----------     ----------     ------------    ----------     --------      ---------
Gross profit                                12,139         55,763           20,944             -            -         88,846
Selling, general and administrative
   expenses                                 15,760         44,595           13,048        (1,079) c                   72,324
Amortization of franchise costs and
   other intangibles                             -          1,824              219           497  b                    2,540
Fees related to combination of interests       692              -            1,349        (2,041) j         -              -
Losses on asset impairments                    267              -                -                                       267
                                       -----------     ----------     ------------    ----------     --------      ---------
Income (loss) from operations               (4,580)         9,344            6,328         2,623            -         13,715
                                       -----------     ----------     ------------    ----------     --------      ---------
Other income (expense):
Interest, net                                 (643)        (9,618)            (225)          406  d       718  f      (9,362)
Other, net                                     102            (74)             (55)                                      (27)
                                       -----------     ----------     ------------    ----------     --------      ---------
                                              (541)        (9,692)            (280)          406          718         (9,389)
                                       -----------     ----------     ------------    ----------     --------      ---------
Income (loss) before income taxes and
   minority interest                        (5,121)          (348)           6,048         3,029          718          4,326
Minority interest, net of taxes                  -             71                -          (559) q                     (488)
Income tax benefit (expense)                   (69)           129                -        (3,530) e       (287) g     (3,757)
                                       -----------     ----------     ------------    ----------     --------      ---------
Net income (loss)                      $    (5,190)    $     (148)    $      6,048    $   (1,060)    $    431      $      81
                                       ===========     ==========     ============    ==========     ========      =========

Net loss per common share              $     (0.24)                                                                $    0.00
                                       ===========                                                                 =========
Net loss per common share-
   assuming dilution                   $     (0.24)                                                                $    0.00
                                       ===========                                                                 =========
Weighted average number of common
   shares outstanding                       21,690                                                                    86,760
                                       ===========                                                                 =========
Weighted average number of common
   shares outstanding-assuming
   dilution                                 21,690                                                                    90,200
                                       ===========                                                                 =========

    The accompanying notes are an integral part of this Unaudited Pro Forma
                   Condensed Combined Statement of Earnings.

                              PepsiAmericas, Inc.
             Unaudited Pro Forma Condensed Combined Balance Sheet
                              As of June 30, 1999
                          (U.S. dollars in thousands)

                                                                         Dakota
                                                         Delta          Beverage                      Pro Forma
                                      PepsiAmericas,    Beverage        Company,                        Credit
                                          Inc.         Group, Inc.        Inc.          Pro Forma      Facility      Pro Forma
                                       (Historical)   (Historical)    (Historical)     Adjustments    Adjustments    Combined
                                      --------------  -------------   -------------    -----------    -----------    ---------
CURRENT ASSETS:
Cash and cash equivalents              $     7,801     $    3,976     $        646      $     150  j   $             $  12,573
Accounts receivable:
   Trade, net                               13,351         27,601            9,106            (63) a                    49,995
   Marketing, advertising and related
      parties                                2,376          3,862              340                                       6,578
   Other                                     2,412          2,650              575           (170) a                     5,467
Inventories                                  3,308         19,701            3,143                                      26,152
Bottles, cases and shells                      820          6,216              401                                       7,437
Deferred income taxes                           32          4,628                -                                       4,660
Prepaid expenses and other assets            4,820          2,936            1,638                                       9,394
                                       -----------     ----------     ------------      ---------      --------      ---------
      Total current assets                  34,920         71,570           15,849            (83)                     122,256

PROPERTY AND EQUIPMENT, net                 46,113         65,566           19,644                                     131,323
LONG-LIVED ASSETS HELD FOR SALE              2,615              -                -                                       2,615
DEFERRED INCOME TAXES                        1,221         21,169                -         (1,605) h                    20,785
INTANGIBLE ASSETS, net                       1,112        107,169           12,819         49,183  i      2,367  k     172,650
OTHER ASSETS                                   951         15,134            1,563           (918) j                    16,730
                                       -----------     ----------     ------------      ---------      --------      ---------
      Total assets                     $    86,932     $  280,608     $     49,875      $  46,577      $  2,367      $ 466,359
                                       ===========     ==========     ============      =========      ========      =========

CURRENT LIABILITIES:
Current installments of long-term debt
   and other liabilities               $     1,087     $      149     $      2,500      $              $             $   3,736
Accounts payable                             6,411         16,087            3,398           (233) a                    24,693
                                                                                             (970) j
Accrued expenses                             7,571         17,433            6,484         (3,283) j       (893) l      27,312
                                       -----------     ----------     ------------      ---------      --------      ---------
   Total current liabilities                15,069         33,669           12,382         (4,486)         (893)        55,741
                                       -----------     ----------     ------------      ---------      --------      ---------

LONG-TERM DEBT AND
   OTHER LIABILITIES                        20,823        186,513           37,186          1,843  o      4,600  l     256,265
                                                                                            5,300  j
MINORITY INTEREST                                -          3,563                -         31,725  p                    35,288
ACCRUED PENSION COST                         1,558              -                -                                       1,558

SHAREHOLDERS' EQUITY:
Preferred stock                                  -         31,725                -        (31,725) p                         -
Common stock                                   217              -                1            650  m                       868
Additional paid-in capital                 127,516        115,765            5,011         44,088  m                   292,380
Retained earnings (deficit)                (75,955)       (90,626)          28,695           (818) n     (1,340)      (140,044)
Note receivable from Pohlad Companies            -              -          (33,400)                                    (33,400)
Deferred compensation                         (406)            (1)               -                                        (407)
Accumulated other comprehensive loss        (1,890)             -                -                                      (1,890)
                                       -----------     ----------     ------------      ---------      --------      ---------
      Total shareholders' equity            49,482         56,863              307         12,195        (1,340)       117,507
                                       -----------     ----------     ------------      ---------      --------      ---------
      Total liabilities and
         shareholders' equity          $    86,932     $  280,608     $     49,875      $  46,577      $  2,367      $ 466,359
                                       ===========     ==========     ============      =========      ========      =========


    The accompanying notes are an integral part of this Unaudited Pro Forma
                       Condensed Combined Balance Sheet.

                     Notes to Unaudited Pro Forma Condensed
                          Combined Financial Statements

(a) Represents the elimination of intercompany transactions and balances between PAS, Delta and Dakota.

(b) Represents additional amortization expense on the excess purchase price resulting from PAS's acquisition of the non-Pohlad Companies' common equity interests in Delta. The acquisition of the non-Pohlad Companies' equity interests in Delta is accounted for using the "purchase" method of accounting and will be reported at fair value.

(c) Represents a reduction in the management fees charged by Pohlad Companies to reflect the pro forma management fees on a combined basis.

(d) Delta's senior notes, which will not be repaid by the credit facility, will be reported at fair value using the "purchase" method of accounting. This adjustment includes a reduction in the amortization of Delta's existing deferred financing costs related to its senior notes and amortization of the adjustment reflecting Delta's senior notes at fair value.

(e) Represents the income tax effect of the combination of PAS, Delta and Dakota, including (1) the consolidation of PAS's holding company with Delta and Dakota for U.S. income tax purposes and (2) the tax effect of the pro forma adjustments.

(f) Represents the net reduction in interest expense resulting from the replacement of certain existing indebtedness of PAS, Delta and Dakota with the new credit facility. This adjustment includes a net favorable interest rate differential, partially offset by incremental amortization of new deferred financing costs.

     PAS intends to use the proceeds (1) to provide to Delta for the purpose of repaying subordinated debt, (2) to lend to Dakota for the purpose of repaying senior secured notes (including a $1.8 million prepayment penalty), (3) to repay PAS's secured term loan, and (4) for working capital and acquisitions. The effect on income of a 1/8% variance in interest rates approximated $72 thousand, $20 thousand, and $41 thousand, respectively, for the year ended September 30, 1998, the three months ended December 31, 1998, and the six months ended June 30, 1999, net of income taxes.

(g)  Represents the tax effect of the credit facility adjustments.

(h) Represents the deferred income tax effect of the consolidation of PAS's holding company with Delta and Dakota for U.S. income tax purposes.

(i) Represents the net incremental goodwill resulting from PAS's acquisition of the non-Pohlad Companies' equity interests in Delta. Such excess purchase price will be amortized ratably over 40 years. The acquisition of the non-Pohlad Companies' common equity interests in Delta is accounted for using the "purchase" method of accounting and will be reported at fair value.

     The fair value of the consideration exchanged for the non-Pohlad Companies' common equity interests in Delta, including $2.2 million in acquisition costs, approximates $61.5 million. As of June 30, 1999, a preliminary allocation of such purchase price to Delta's tangible and intangible assets and liabilities was as follows (in millions):

                  Tangible assets                             $ 147.8
                  Intangible assets (goodwill)                  129.2
                  Liabilities and preferred stock              (215.5)
                                                              -------

                           Purchase price                     $  61.5
                                                              =======

(j) The companies expect acquisition-related costs to approximate $5.3 million. Of this amount, approximately $2.2 million relates to the acquisition of Delta by PAS and has been included in the Delta purchase price allocation. The remainder has been reflected in retained earnings in the June 30, 1999 balance sheet and has been tax affected. The combined company will charge these costs to earnings in the period in which the acquisitions are consummated. Total expected acquisition-related costs will be funded by the new credit facility and therefore are reflected as a long-term obligation.

     Through June 30, 1999, approximately $3.0 million of acquisition costs had been incurred, of which approximately $2.1 million had been expensed and $0.9 million related to the Delta acquisition had been capitalized.

(k) Represents the net incremental deferred financing costs resulting from the replacement of certain existing indebtedness of PAS, Delta and Dakota with the new credit facility.

(l) Represents the accrual of estimated financing costs relating to the new credit facility and a prepayment penalty relating to the early extinguishment of Dakota's existing senior notes.

(m) Represents the balance sheet effect of the exchange of shares of PAS Class B Common Stock for all of the outstanding common shares of Delta and Dakota. The acquisition of the non-Pohlad Companies' common equity interests in Delta is accounted for using the "purchase" method of accounting and will be reported at fair value.

(n) Represents the effects of acquisition-related costs, net of taxes, and the adjustment to deferred income taxes.

(o) Represents the step-up to fair value of Delta's senior notes, related to the proportionate percentage of Delta represented by the non-Pohlad Companies common equity interest in Delta being acquired.

(p) Represents the reclassification of Delta's preferred stock as a minority interest of the combined company.

(q)  Represents dividends declared on Delta's preferred stock, net of taxes.

(r) Delta and Dakota have a calendar year-end for accounting purposes. The unaudited pro-forma condensed combined statement of earnings for the year ended September 30, 1998 includes PAS's statement of earnings for their fiscal year ended September 30, 1998 and Delta's and Dakota's statements of earnings for their calendar years ended December 31, 1998. Effective January 1, 1999, PAS changed its fiscal year-end from September 30 to December 31. Delta's and Dakota's results for the three months ended December 31, 1998 are included again in the unaudited pro forma statement of earnings for the three months ended December 31, 1998.

     (c)  Exhibits

          10.1 Delta Exchange Agreement, effective June 28, 1999 (incorporated by reference to the company's Current Report on Form 8-K, filed with the SEC on July 15, 1999).

          10.2 Dakota Exchange Agreement, effective June 28, 1999 (incorporated by reference to the company's Current Report on Form 8-K, filed with the SEC on July 15, 1999).

          99.1 Press Release, dated October 15, 1999.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on October 26, 1999.


                                        PepsiAmericas, Inc.


                                        By: /s/ John F. Bierbaum
                                            ----------------------------------
                                                John F. Bierbaum
                                                Chief Financial Officer and
                                                Vice President

                                                                      APPENDIX A

                   Report of Independent Public Accountants

To Delta Beverage Group, Inc.:

  We have audited the accompanying consolidated balance sheets of Delta Beverage Group, Inc. (a Delaware corporation) and subsidiary as of December 31, 1998 and 1997, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three year period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Delta Beverage Group, Inc. and subsidiary as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Memphis, Tennessee,
March 2, 1999.

                   DELTA BEVERAGE GROUP, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                             (Dollars in thousands)


                                                              December 31,

                                                            ------------------
                                                              1998      1997
                                                            --------  --------

ASSETS
CURRENT ASSETS:

 Cash and cash equivalents................................. $  3,818  $  4,680
 Receivables, net of allowance for doubtful accounts of
  $597 and $562
   Trade...................................................   24,201    19,644
   Marketing and advertising...............................    7,407     7,228
   Other...................................................    2,715     2,924
 Inventories, at cost......................................   16,149    18,153
 Shells, tanks and pallets.................................    6,378     6,340
 Prepaid expenses and other................................    1,783       986
 Deferred income taxes.....................................    4,186     5,747
                                                            --------  --------
     Total current assets..................................   66,637    65,702
                                                            --------  --------
PROPERTY AND EQUIPMENT:

 Land......................................................    4,662     4,639
 Buildings and improvements................................   18,732    16,286
 Machinery and equipment...................................   94,621    90,211
                                                            --------  --------
                                                             118,015   111,136
 Less accumulated depreciation and amortization............  (56,476)  (55,880)
                                                            --------  --------
                                                              61,539    55,256
                                                            --------  --------
OTHER ASSETS:
 Cost of franchises in excess of net assets acquired, net
  of accumulated
  amortization of $54,300 and $50,652......................  108,992   112,634
 Deferred income taxes.....................................   21,071    19,481
 Deferred financing costs and other........................   13,413     7,841
                                                            --------  --------
                                                             143,476   139,956
                                                            --------  --------
                                                            $271,652  $260,914
                                                            ========  ========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
 Current maturities of long-term debt and other
  liabilities.............................................. $    240  $    215
 Accounts payable..........................................   14,038     9,530
 Accrued liabilities.......................................   16,274    16,088
                                                            --------  --------
     Total current liabilities.............................   30,552    25,833
                                                            --------  --------
LONG-TERM DEBT AND OTHER LIABILITIES.......................  180,490   170,189
MINORITY INTEREST..........................................    3,600     4,575
COMMITMENTS AND CONTINGENCIES (Notes 9 and 12)
SHAREHOLDERS' EQUITY:
 Preferred stock--
   Series AA, $5,000 stated value, 30,000 shares
    authorized, 6,158.84 and
    5,802.77 shares issued and outstanding.................   30,794    29,014
 Common stock--
   Voting, $.01 par value, 60,000 shares authorized,
    20,301.87 shares issued and outstanding................      --        --
   Nonvoting, $.01 par value, 35,000 shares authorized,
    32,949.93 shares issued and outstanding................      --        --
 Additional paid-in capital................................  115,765   115,765
 Accumulated deficit.......................................  (89,547)  (84,456)
 Deferred compensation.....................................       (2)       (6)
                                                            --------  --------
                                                              57,010    60,317
                                                            --------  --------
                                                            $271,652  $260,914
                                                            ========  ========

   The accompanying notes are an integral part of these financial statements.

                   DELTA BEVERAGE GROUP, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                             (Dollars in thousands)


                                                           Years Ended
                                                           December 31,
                                                  ----------------------------
                                                    1998      1997      1996
                                                  --------  --------  --------
OPERATIONS:
  Net sales...................................... $352,085  $323,221  $312,284
  Cost of sales..................................  245,683   216,560   215,085
                                                  --------  --------  --------
    Gross profit.................................  106,402   106,661    97,199
  Selling, general and administrative expenses...   87,019    83,344    76,883
  Amortization of franchise costs and other
   intangibles...................................    3,648     3,648     3,664
                                                  --------  --------  --------
    Operating income.............................   15,735    19,669    16,652
                                                  --------  --------  --------
OTHER EXPENSES (INCOME):
  Interest.......................................   18,770    17,865    15,094
  Other, net.....................................      175       (32)      620
                                                  --------  --------  --------
                                                    18,945    17,833    15,714
                                                  --------  --------  --------
INCOME (LOSS) BEFORE INCOME TAXES, MINORITY
 INTEREST AND EXTRAORDINARY ITEM.................   (3,210)    1,836       938
  Income tax provision...........................     (436)   (2,040)   (1,745)
  Minority interest, net of taxes................      335        65        48
                                                  --------  --------  --------
LOSS BEFORE EXTRAORDINARY ITEM...................   (3,311)     (139)     (759)
  Extraordinary item--loss on extinguishment of
   debt, net of income tax benefit of $953.......      --        --     (1,519)
                                                  --------  --------  --------
NET LOSS......................................... $ (3,311) $   (139) $ (2,278)
                                                  ========  ========  ========

   The accompanying notes are an integral part of these financial statements.

                   DELTA BEVERAGE GROUP, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

             For The Years Ended December 31, 1998, 1997 and 1996
                            (Dollars in thousands)


                                                   Common Stock
                        Preferred Stock   ---------------------------------
                           Series AA           Voting         Nonvoting
                       ------------------ ---------------- ---------------- Additional
                        Number            Number of        Number of         Paid-In   Accumulated   Deferred
                       of Shares  Amount   Shares   Amount  Shares   Amount  Capital     Deficit   Compensation  Total
                       --------- -------- --------- ------ --------- ------ ---------- ----------- ------------ -------
BALANCE AT DECEMBER
 31, 1995............  5,151.18  $ 25,756 20,301.87  $--   32,949.93  $--    $115,765    $(78,781)     $(22)    $62,718
 Preferred stock
  dividends..........    316.09     1,580       --    --         --    --         --       (1,580)      --          --
 Recognition of
  expense under
  deferred
  compensation plan..       --        --        --    --         --    --         --          --          9           9
 Net loss............       --        --        --    --         --    --         --       (2,278)      --       (2,278)
                       --------  -------- ---------  ----  ---------  ----   --------   ---------      ----     -------
BALANCE AT DECEMBER
 31, 1996............  5,467.27    27,336 20,301.87   --   32,949.93   --     115,765     (82,639)      (13)     60,449
 Preferred stock
  dividends..........    335.50     1,678       --    --         --    --         --       (1,678)      --          --
 Recognition of
  expense under
  deferred
  compensation plan..       --        --        --    --         --    --         --          --          7           7
 Net loss............       --        --        --    --         --    --         --         (139)      --         (139)
                       --------  -------- ---------  ----  ---------  ----   --------   ---------      ----     -------
BALANCE AT DECEMBER
 31, 1997............  5,802.77    29,014 20,301.87   --   32,949.93   --     115,765     (84,456)       (6)     60,317
 Preferred stock
  dividends..........    356.07     1,780       --    --         --    --         --       (1,780)      --          --
 Recognition of
  expense under
  deferred
  compensation plan..       --        --        --    --         --    --         --          --          4           4
 Net loss............       --        --        --    --         --    --         --       (3,311)      --       (3,311)
                       --------  -------- ---------  ----  ---------  ----   --------   ---------      ----     -------
BALANCE AT DECEMBER
 31, 1998............  6,158.84  $ 30,794 20,301.87  $--   32,949.93  $--    $115,765   $(89,547)       $(2)    $57,010
                       ========  ======== =========  ====  =========  ====   ========   =========      ====     =======

  The accompanying notes are an integral part of these financial statements.

                   DELTA BEVERAGE GROUP, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (Dollars in thousands)


                                                         Years Ended
                                                         December 31,
                                                  ----------------------------
                                                    1998     1997      1996
                                                  --------  -------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss....................................... $ (3,311) $  (139) $  (2,278)
  Adjustments to reconcile net loss to net cash
   provided by operating activities:
    Depreciation and amortization................   13,938   11,441     10,314
    Noncash interest on long-term debt...........    5,884    5,514      4,891
    Write-off of deferred financing fees.........      --       --       2,472
    Change in deferred income taxes..............      (29)   1,670        357
    Minority interest expense (income), before
     taxes.......................................     (367)      70         98
    Net expense (payments) under deferred
     compensation plans..........................      325    1,812         (3)
    Changes in current assets and liabilities:
      Receivables................................   (4,527)  (5,444)     3,426
      Inventories................................    2,004   (3,781)      (692)
      Shells, tanks and pallets..................      (38)    (671)      (147)
      Prepaid expenses and other.................     (655)    (512)       665
      Accounts payable and accrued liabilities...    3,822      198      2,606
                                                  --------  -------  ---------
      Net cash provided by operating activities..   17,046   10,158     21,709
                                                  --------  -------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures...........................  (14,885) (14,988)    (8,964)
  Payments for exclusive beverage pouring
   rights........................................   (7,495)  (1,625)      (594)
  Acquisitions of businesses.....................      --       --      (1,130)
  Deposit on land lease..........................     (540)     --         --
  Purchase of franchise rights...................      --       --      (1,994)
  Proceeds from sales of property and equipment..      304      388         --
  Collections on note receivable.................       --       --        110
  Other..........................................      (21)      37         --
                                                  --------  -------  ---------
      Net cash used in investing activities......  (22,637) (16,188)   (12,572)
                                                  --------  -------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt.......      --       --     120,000
  Retirement of long-term debt...................      --       --    (111,250)
  Borrowings under revolving line of credit......   20,500   12,000        --
  Payments on revolving line of credit...........  (14,900) (12,000)       --
  Payment of deferred financing costs............      --       (78)    (5,946)
  Principal payments on long-term debt and other
   liabilities...................................     (263)    (585)    (7,703)
  Cash distribution to minority interest holder..     (608)    (798)        --
                                                  --------  -------  ---------
      Net cash provided by (used in) financing
       activities................................    4,729   (1,461)    (4,899)
                                                  --------  -------  ---------
CHANGE IN CASH AND CASH EQUIVALENTS..............     (862)  (7,491)     4,238
CASH AND CASH EQUIVALENTS, beginning of year.....    4,680   12,171      7,933
                                                  --------  -------  ---------
CASH AND CASH EQUIVALENTS, end of year........... $  3,818  $ 4,680  $  12,171
                                                  ========  =======  =========

   The accompanying notes are an integral part of these financial statements.

                   DELTA BEVERAGE GROUP, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 (Dollars in thousands, except per share data)

1. ORGANIZATION AND NATURE OF OPERATIONS

  Delta Beverage Group, Inc. ("Delta") and the partnership described below (collectively, the "Company") bottle and distribute beverage products, principally Pepsi-Cola and Seven-Up products, in the mid-southern United States. The franchise territories cover portions of Arkansas, Louisiana, Mississippi, Tennessee and Texas. The partnership also distributes alcoholic malt beverages in southern Louisiana.

  The Company operates under exclusive bottling appointments and franchise agreements with a number of soft drink concentrate and syrup producers. These agreements contain provisions regarding the manufacturing, bottling, canning, distribution and sale of the franchisors' products. The Company also distributes alcoholic beverages pursuant to distributor agreements that contain provisions regarding the distribution and sale of alcoholic beverages.

  The Pepsi-Cola/Seven-Up Beverage Group of Louisiana (the "Joint Venture") is a partnership between Delta and Poydras Street Investors, L.L.C. ("Poydras"). Delta's percentage ownership is 62% and Poydras' percentage ownership is 38%. Beginning January 1, 2000, Delta can purchase the percentage interest of Poydras at fair market value (as defined).

  The Joint Venture's operations and net assets are consolidated with those of Delta in the accompanying financial statements. All significant intercompany accounts and transactions have been eliminated in consolidation. Poydras' share of the Joint Venture's income (loss) and net assets is reflected as a minority interest in the accompanying consolidated financial statements.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Use of Accounting Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The more significant estimates with regard to these financial statements are disclosed in Note 12.

 Cash and Cash Equivalents

  Cash and cash equivalents include temporary investments in short-term securities with original maturities of three months or less. As of December 31, 1998, the Company had bank overdrafts of $2,054. Bank overdrafts are included in accounts payable in the accompanying consolidated balance sheet.

 Property and Equipment

  Property and equipment are stated at cost. Property and equipment renewals and betterments are capitalized, while maintenance and repair expenditures are charged to operations currently. Depreciation is computed using the straight-line method over the estimated useful lives of purchased property and equipment, or the shorter of the lease terms or the estimated useful lives of assets acquired under capital lease arrangements. Those lives are as follows:


                                                                           Years
                                                                           -----
      Buildings and improvements.......................................... 20-40
      Machinery and equipment.............................................  2-10


                   DELTA BEVERAGE GROUP, INC. AND SUBSIDIARY

                 (Dollars in thousands, except per share data)

 Intangibles and Other Assets

  The cost of franchises in excess of net assets acquired is being amortized on a straight-line basis over 35 to 40 years. The Company, at least annually, evaluates whether events or circumstances have occurred that may impact the recoverability of franchise costs. Upon the occurrence of any such event or circumstance, the Company remeasures the realizable portion of franchise costs and adjusts the asset to the lesser of its carrying value or fair value.

  Costs incurred to obtain long-term financing are deferred and amortized as adjustments of interest using the effective interest method over the terms of the related debt.

  Amounts paid pursuant to contracts with outside parties providing the Company with exclusive beverage pouring rights are capitalized as other assets in the consolidated balance sheets and are amortized over the terms of the related contracts.

 Income Taxes

  The Company uses the liability method of accounting for deferred income taxes. Accordingly, deferred income taxes reflect both the estimated future tax consequences attributable to operating loss and tax credit carryforwards, and temporary differences between the Company's assets and liabilities for financial reporting and income tax purposes, using income tax rates currently in effect.

 Supplemental Cash Flow Information

  During 1998, 1997 and 1996, the Company issued additional preferred shares as payment-in-kind dividends on preferred stock of $1,780, $1,678 and $1,580, respectively (see Note 8).

  Interest paid in cash during 1998, 1997 and 1996 was $12,931, $12,281 and $12,363, respectively. Income taxes of $371, $247 and $177 were paid in 1998, 1997 and 1996, respectively.

 Concentration of Credit Risk

  The Company's business activities are concentrated within the mid-southern United States. However, management believes that there are no significant concentrations of credit risk with any individual party or groups of parties.

 Fair Values of Financial Instruments

  The estimated fair values of the Company's financial instruments, except for fixed rate long-term debt, approximate their carrying amounts. For fixed rate long-term debt, fair value was estimated based on the current rates offered for similar obligations and maturities. The estimated fair value of total long-term debt and other liabilities was $187,000 at December 31, 1998 and $178,000 at December 31, 1997, compared to a recorded value of $180,000 at December 31, 1998 and $170,000 at December 31, 1997.

3. ACQUISITIONS

  In April 1996, the Joint Venture acquired substantially all of the assets of Delta Distributing Company, a wholesale distributor of Miller Brewing Company alcoholic beverages in Raceland, Louisiana. In May 1996, the Joint Venture acquired the franchise rights from Heineken USA to distribute Heineken beer products in the greater New Orleans area. The acquisitions were accounted for as purchases, and the Company's consolidated results of operations include the results of the acquisitions since their respective purchase dates. The impact of the 1996 acquisitions on the Company's consolidated results of operations was not material.

                   DELTA BEVERAGE GROUP, INC. AND SUBSIDIARY

                 (Dollars in thousands, except per share data)

  In connection with the 1996 acquisition of Delta Distributing Company and the 1995 acquisition of the assets of Miller Brands of Greater New Orleans, Inc. and certain assets of Svoboda Distributing Company, Inc., the Joint Venture entered into marketing support agreements with Miller Brewing Company's advertising agency for the general promotion of Miller products in the greater New Orleans area. The marketing support obligations have been capitalized and are being amortized over five years.

4. INVENTORIES

  Inventories are stated at the lower of cost (first-in, first-out method) or market and included the following at December 31:


                                                                  1998    1997

                                                                -------- -------
      Raw materials............................................ $  3,116 $ 4,988
      Finished goods...........................................   13,033  13,165
                                                                -------- -------
                                                                $ 16,149 $18,153
                                                                ======== =======

5. ACCRUED LIABILITIES

  Accrued liabilities consisted of the following at December 31: 1998


                                                                 1998    1997
                                                               -------- -------
      Payroll and related benefits............................ $  1,713 $ 2,841
      Income and other taxes..................................    2,970   2,689
      Insurance and related costs.............................    4,632   4,203
      Interest................................................    1,858   1,768
      Marketing and advertising costs.........................    4,665   4,180
      Other...................................................      436     407
                                                               -------- -------
                                                               $ 16,274 $16,088
                                                               ======== =======

6. INCOME TAXES

  At December 31, 1998, the Company had federal income tax net operating loss carryforwards of $27,074 which had been incurred since the predecessor business was acquired in March 1988. These net operating loss carryforwards expire through 2007. In addition, as of December 31, 1998 the Company had similar net operating loss and tax credit carryforwards of $3,803 and $1,187, respectively, which were incurred prior to March 1988. Effective at that date, the predecessor business was acquired in a transaction accounted for as a purchase. The Internal Revenue Code limits the Company's utilization of the acquired net operating loss and tax credit carryforwards to $3,000 per year. These net operating loss and tax credit carryforwards may be used through 2003.

  The Company has recognized deferred income tax assets for the estimated future income tax benefits of the pre- and post-acquisition net operating loss and tax credit carryforwards that are expected to be realized through the reduction of future taxable income from operations within the carryforward periods.

                   DELTA BEVERAGE GROUP, INC. AND SUBSIDIARY

                 (Dollars in thousands, except per share data)

  Deferred income taxes were composed of the following at December 31:

                                                                1998     1997
                                                               -------  -------
      Current deferred income tax assets...................... $ 4,186  $ 5,747
      Noncurrent deferred income tax assets...................  27,245   25,109
                                                               -------  -------
                                                                31,431   30,856
      Noncurrent deferred income tax liabilities..............  (6,174)  (5,628)
                                                               -------  -------
                                                               $25,257  $25,228
                                                               =======  =======

  The tax effects of significant temporary differences representing deferred income tax assets and liabilities at December 31, 1998 and 1997 were as follows:

                                                               1998     1997
                                                              -------  -------
      Net operating loss and tax credit carryforwards.......  $12,398  $14,213
      Basis difference in preferred stock and common stock..    8,020    8,120
      Difference in book and tax basis of property and
       equipment, deferred financing costs and other
       assets...............................................   (5,280)  (4,590)
      Deferred interest on subordinated debt, deferred
       compensation, and reserves not currently deductible
       for income tax purposes..............................   10,119    7,485
                                                              -------  -------
                                                              $25,257  $25,228
                                                              =======  =======

  Income tax provision recorded in the consolidated statements of operations, net of taxes applicable to minority interest and extraordinary item, was as follows:

                                                       1998     1997     1996
                                                      -------  -------  -------
      Current........................................ $  (465) $  (235) $  (289)
      Deferred.......................................      29   (1,805)  (1,456)
                                                      -------  -------  -------
                                                      $  (436) $(2,040) $(1,745)
                                                      =======  =======  =======

  A reconciliation of the income tax provision to the amount computed by applying the federal statutory tax rate to income or loss before income taxes was as follows:

                               1998     1997     1996
                               -----   ------   ------
     Statutory federal income
      tax rate...............   34.0 %  (34.0)%  (34.0)%
     State income taxes, net
      of federal benefit.....   (1.1)    (4.5)    (4.6)
     Franchise cost
      amortization...........  (39.8)   (70.4)  (138.0)
     Change in effective
      state tax rate.........   (5.0)     --       --
     Meals and entertainment
      disallowance...........   (2.6)    (4.9)    (8.4)
     State tax credits.......    1.8      5.2      --
     Other, net..............   (0.9)    (2.5)    (1.0)
                               -----   ------   ------
                               (13.6)% (111.1)% (186.0)%
                               =====   ======   ======

                   DELTA BEVERAGE GROUP, INC. AND SUBSIDIARY

                 (Dollars in thousands, except per share data)

7. LONG-TERM DEBT AND OTHER LIABILITIES

  Long-term debt and other liabilities consisted of the following at December
31:

                                                             1998      1997
                                                           --------  --------
     Senior notes payable, 9.75%, due December 16, 2003... $120,000  $120,000
     Subordinated notes payable, 11%, due December 23,
      2003................................................   48,573    43,640
     Revolving line of credit.............................    5,600       --
     Note payable to Poydras, interest at the prime rate
      plus 1% (8.75% and 9.50% at December 31, 1998 and
      1997, respectively), due December 31, 2007..........    1,839     1,839
     Capital lease obligations, 10.89%, due in monthly
      installments through May 1999.......................       96       202
     Marketing support obligation, imputed interest at
      8.25% to 8.75%, payments due quarterly through June
      30, 2000............................................      331       489
     Obligations under deferred compensation plans........    3,333     3,276
     Deferred purchase obligation.........................      900       900
     Other long-term debt.................................       58        58
                                                           --------  --------
                                                            180,730   170,404
     Less current maturities..............................     (240)     (215)
                                                           --------  --------
                                                           $180,490  $170,189
                                                           ========  ========

  In December 1996, the Company placed $120 million of new senior notes and executed a new $30 million bank revolving line of credit. The net proceeds of the debt offering were used primarily to retire the Company's prior senior notes and the amounts outstanding under the Company's prior revolving line of credit.

  In a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933 and declared effective on February 12, 1997, the Company exchanged the $120 million senior notes for new $120 million senior notes. The new senior notes retained the same interest rate, maturity date and ranking as the original senior notes. The Company did not receive any cash proceeds from this transaction.

  The senior notes are general unsecured obligations of the Company and are senior to all existing and future subordinated indebtedness of the Company. Interest on the senior notes is payable semi-annually on June 15 and December 15.

  The new bank revolving line of credit matures on December 16, 2001 and bears interest, at Delta's option, at LIBOR or a defined margin over the higher of (1) the bank's prime rate or (2) the federal funds rate plus 0.5% (the "base rate"). Borrowings are limited to the sum of 80% of Delta's eligible receivables and 50% of Delta's eligible inventory. The line of credit includes a swing line facility of up to $2.5 million. Swing line loans bear interest at either the base rate or at an otherwise mutually agreed upon rate of interest. The line of credit also includes a $10 million limit for the issuance of letters of credit; the letter of credit facility fee is based on the Eurodollar applicable margin less 0.125%. The agreement also provides for a fee on the unused commitment ranging from 0.25% to 0.50%. Borrowings under the line of credit are secured by Delta's accounts receivable and inventory.

Interest and commitment fees are payable quarterly.

  As of December 31, 1998, $5,600 was outstanding under the revolving line of credit, including $2,500 under the swing line facility. The interest rate as of December 31, 1998 on amounts outstanding under the swing line facility was 6.88%, while the interest rate on remaining amounts outstanding was 8.25%. There were no borrowings outstanding under the revolving line of credit as of December 31, 1997.

                   DELTA BEVERAGE GROUP, INC. AND SUBSIDIARY

                 (Dollars in thousands, except per share data)

  In connection with the debt placement described above, the Company incurred financing fees of $4,885. These fees have been capitalized and are being amortized over the terms of the related debt agreements. Deferred financing costs relating to debt retired in 1996 of $2,472 were written off. This write-off, less a related income tax benefit of $953, is reported as an extraordinary item in the 1996 consolidated statement of operations.

  Interest on the subordinated notes is due semi-annually on April 1 and October 1, and may be paid in cash or, at the option of the Company, by the issuance of additional subordinated notes ("PIK Notes"). The PIK Notes bear interest at 11% or 15% depending upon whether the terms of the note agreement would have permitted the Company to pay any portion of the interest in cash. The Company issued additional subordinated notes of $4,935 and $4,431 under this provision in 1998 and 1997, respectively. These additional notes bear interest at 11% and are included with subordinated notes payable in the preceding table.

  Certain of the subordinated debt holders are also preferred and non-voting common shareholders of the Company.

  The Company's long-term debt agreements require, among other things, the maintenance of certain minimum financial ratios and financial requirements, and limit additional indebtedness, sales of assets, investments and capital expenditures. The agreements also restrict the payment of dividends and limit capital stock transactions.

  In 1995, the Company acquired Miller Brands of Greater New Orleans, Inc. The purchase price included a $900 deferred obligation payable upon the Miller business achieving an annual $8,000 gross profit.

  Scheduled maturities of long-term debt and other liabilities during the four years subsequent to 1999 are as follows:


         Year                                            Amount
         ----                                           --------
         2000.......................................... $    154
         2001..........................................    5,634
         2002..........................................      --
         2003..........................................  168,573


8. SHAREHOLDERS' EQUITY

Preferred Stock

  Authorized preferred stock consists of 30,000 designated Series AA preferred shares. The Series AA preferred stock does not contain voting rights. Series AA preferred shareholders receive cumulative dividends at an annual rate of 6% based on the $5 thousand stated value per share. The rate will increase 2% annually beginning October 1, 2004, but is limited to a cumulative increase of 8%. Dividends are payable quarterly in cash or in additional shares of Series AA preferred stock. The Company is obligated to pay the dividends in cash once the senior notes are retired. The preferred stock dividends for 1998, 1997 and 1996 were paid with additional preferred shares and are included in shareholders' equity at December 31, 1998, 1997 and 1996. So long as the Series AA preferred stock is outstanding, the Company cannot declare or pay dividends on its common stock.

  In the event of a liquidation, Series AA preferred shareholders have a $5 thousand per share liquidation preference.

 Voting Common Stock

  Voting common stock consists of 60,000 authorized shares.

                   DELTA BEVERAGE GROUP, INC. AND SUBSIDIARY

                 (Dollars in thousands, except per share data)

Non-Voting Common Stock

  Non-voting common stock consists of 35,000 authorized shares. Should the Company register its shares in a public offering, the non-voting common stock may be converted, at the holder's option, into voting common stock. The conversion rate is one share of non-voting common stock for one share of voting common stock. The conversion rate is subject to adjustment in certain instances as defined in the Certificate of Incorporation.

  The transfer and sale of shares by and among the shareholders and the Company are restricted by a Shareholders' Agreement.

9. LEASES

  The Company leases certain buildings and other facilities, vehicles and equipment under agreements expiring through 2010.

  Future minimum rental payments under all noncancellable operating leases with initial or remaining lease terms of one year or more were as follows at December 31, 1998:


         Year                                             Amount
         ----                                             -------
         1999...........................................  $ 3,983
         2000...........................................    3,054
         2001...........................................    2,459
         2002...........................................    1,785
         2003...........................................    1,184
         Thereafter.....................................    1,643
                                                          -------
                                                          $14,108
                                                          =======

  Total rent expense during 1998, 1997 and 1996 was $5,130, $4,252 and $3,587, respectively.

10. RELATED PARTY TRANSACTIONS

  The Company has entered into a management agreement with a company (the "management company") controlled by three individuals who own shares of the Company's common stock. For services performed pursuant to the agreement, the Company pays the management company a management fee and a transaction fee. Management fees of $550, $551 and $533 were paid during 1998, 1997 and 1996, respectively. The transaction fee is payable upon the acquisition of additional franchises and is equal to 1.5% of the acquisition cost of such franchises. Affiliates of the management company also own common stock of the Company.

  In 1998 the Company entered into an accounting services agreement with a separate entity in which the management company described above owns a controlling interest. For services performed pursuant to this agreement, the affiliate pays the Company an accounting services fee. Accounting services fees of $170 were incurred with this affiliate in 1998. In addition, the Company sold $5,411 of product at cost to this affiliate in 1998 and as of December 31, 1998 had a receivable from this affiliate of $255.

11. EMPLOYEE BENEFITS

  The Company sponsors a defined contribution employee benefit plan which covers all eligible full-time employees. Prior to April 1, 1997, employees who participated in the plan could defer up to 10% of their salaries and wages and receive matching payments by the Company of 50% of those deferrals, limited to annual employer contributions of $5 hundred per employee. Effective April 1, 1997, the plan was amended to increase the maximum employee deferral percentage to 15% and maximum annual employer contributions to $1 thousand per employee. The Company's contributions were $546 for 1998, $581 for 1997 and $257 for 1996.

                   DELTA BEVERAGE GROUP, INC. AND SUBSIDIARY

                 (Dollars in thousands, except per share data)

  The Company also maintains a nonqualified deferred compensation plan which is available for certain executives of the Company, as selected by the Company's board of directors. Executives who participate in the plan may elect to defer a percentage of their compensation (as defined), subject to limitations imposed by the Internal Revenue Service and the Company, and are eligible to receive discretionary contributions from the Company. Employee deferrals and employer discretionary contributions are held in a trust restricted from the general assets of the Company. Restricted assets held in trust, included in other assets in the accompanying consolidated balance sheets, totaled $1,692 and $1,225 at December 31, 1998 and 1997, respectively.

  The Company has a restricted stock bonus plan under which executives and key employees may be awarded shares of the Company's common stock. All shares granted contain restrictions on sale or transfer; these restrictions lapse over an eleven-year period. A maximum of 250 shares of common stock may be awarded under this plan. At December 31, 1998 and 1997, 22 restricted shares were outstanding, all of which were held by an officer.

  The Company maintains a phantom stock plan available to certain key members of management. This plan allows eligible executives to participate in the continued success of the Company based upon the annual appreciation in the equity value of the Company, as defined. The equivalent of 38,200 shares have been granted under this plan. Each phantom stock award vests over a three-year period, and is payable in cash or shares of the Company's common stock upon the earlier of the participant's death, disability, termination or retirement. Each participant is subject to a noncompete and nonsolicitation restriction in consideration of the share equivalent grant. All grants contain restrictions on assignment or transfer. There was no appreciation in the equity value of the Company, as defined, in 1996. Effective December 31, 1997, the phantom stock plan was amended to redefine the beginning equity value upon which appreciation in the equity value of the Company is determined. As a result, in 1998 and 1997 benefits of $295 and $1,900, respectively, were earned under the amended plan.

12. CERTAIN SIGNIFICANT ESTIMATES

 Self Insurance

  The Company maintains self insurance reserves for estimated workers' compensation and product, automobile and general liability claims. These estimates are based on historical information along with certain assumptions about future events. Changes in assumptions for items such as medical costs, environmental hazards and legal actions, as well as changes in actual experience, could cause these estimates to change in the near term.

  As of December 31, 1998 and 1997, the Company had $8,454 and $9,124 in outstanding letters of credit to secure the obligations to insurance companies for workers' compensation and product, automobile and general liability claims.

 Loss Contingencies

  The Company is subject to various litigation, claims and assessments arising in the normal course of business. Management believes that the ultimate resolution of these matters, either individually or in the aggregate, will not have a materially adverse effect on the Company's consolidated financial position or results of operations.

 Deferred Income Tax Assets

  The Company has recorded deferred income tax assets reflecting the expected future benefits of operating loss and tax credit carryforwards which expire in varying amounts through 2007 (see Note 6). Realization is dependent on generating sufficient taxable income prior to expiration of these carryforwards. Although realization is not assured, management believes that it is more likely than not that all of the deferred income tax assets will be realized. The amount of the deferred income tax assets considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward periods are reduced.

                   DELTA BEVERAGE GROUP, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                             (Dollars in thousands)

                                                         June 30,
                                                           1999    December 31,
                                                       (Unaudited)     1998
                                                       ----------- ------------
ASSETS
CURRENT ASSETS:
 Cash and cash equivalents............................  $   3,976    $  3,818
 Receivables, net of allowance for doubtful accounts
  of $341 and $597
   Trade..............................................     27,601      24,201
   Marketing and advertising..........................      3,862       7,407
   Other..............................................      2,650       2,715
 Inventories, at cost.................................     19,701      16,149
 Shells, tanks and pallets............................      6,216       6,378
 Prepaid expenses and other...........................      2,936       1,783
 Deferred income taxes................................      4,628       4,186
                                                        ---------    --------
   Total current assets...............................     71,570      66,637
                                                        ---------    --------
PROPERTY AND EQUIPMENT:
 Land.................................................      4,662       4,662
 Buildings and improvements...........................     19,562      18,732
 Machinery and equipment..............................    101,532      94,621
                                                        ---------    --------
                                                          125,756     118,015
 Less accumulated depreciation........................    (60,190)    (56,476)
                                                        ---------    --------
                                                           65,566      61,539
                                                        ---------    --------
OTHER ASSETS:
 Cost of franchises in excess of net assets acquired,
  net of accumulated amortization of
  $56,123 and $54,300.................................    107,169     108,992
 Deferred income taxes................................     21,169      21,071
 Deferred financing costs and other...................     15,134      13,413
                                                        ---------    --------
                                                          143,472     143,476
                                                        ---------    --------
                                                         $280,608    $271,652
                                                        =========    ========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
 Current maturities of long-term debt and other
  liabilities.........................................  $     149    $    240
 Accounts payable.....................................     16,087      14,038
 Accrued liabilities..................................     17,433      16,274
                                                        ---------    --------
   Total current liabilities..........................     33,669      30,552
                                                        ---------    --------
LONG-TERM DEBT AND OTHER LIABILITIES..................    186,513     180,490
MINORITY INTEREST.....................................      3,563       3,600
SHAREHOLDERS' EQUITY:
 Preferred stock:
   Series AA, $5,000 stated value, 30,000 shares authorized, 6,344.99 and
    6,158.84 shares issued
    and outstanding...................................     31,725      30,794
 Common stock:
   Voting, $.01 par value, 60,000 shares authorized,
    20,301.87 shares issued and outstanding...........        --          --
   Nonvoting, $.01 par value, 35,000 shares
    authorized, 32,949.93 shares issued
    and outstanding...................................        --          --
 Additional paid-in capital...........................    115,765     115,765
 Accumulated deficit..................................    (90,626)    (89,547)
 Deferred compensation................................         (1)         (2)
                                                        ---------    --------
                                                           56,863      57,010
                                                        ---------    --------
                                                        $ 280,608    $271,652
                                                        =========    ========

   The accompanying notes are an integral part of these financial statements.

                   DELTA BEVERAGE GROUP, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                   Unaudited
                             (Dollars in thousands)

                                          Three Months
                                              Ended        Six Months Ended
                                            June 30,           June 30,
                                         ----------------  ------------------
                                          1999     1998      1999      1998
                                         -------  -------  --------  --------
OPERATIONS:
  Net sales............................. $96,487  $96,045  $177,742  $171,778
  Cost of sales.........................  65,677   65,867   121,979   119,259
                                         -------  -------  --------  --------
    Gross profit........................  30,810   30,178    55,763    52,519
  Selling, general and administrative
   expenses.............................  22,739   22,369    44,595    43,368
  Amortization of franchise costs and
   other intangibles....................     912      912     1,824     1,824
                                         -------  -------  --------  --------
    Operating income....................   7,159    6,897     9,344     7,327
                                         -------  -------  --------  --------
OTHER EXPENSES:
  Interest..............................   4,908    4,718     9,618     9,358
  Other, net............................      61        3        74        57
                                         -------  -------  --------  --------
                                           4,969    4,721     9,692     9,415
                                         -------  -------  --------  --------
INCOME (LOSS) BEFORE INCOME TAXES AND
 MINORITY INTEREST......................   2,190    2,176      (348)   (2,088)
  Income tax (provision) benefit........  (4,152)  (1,430)      129     1,264
  Minority interest, net of taxes.......    (117)     (77)       71       214
                                         -------  -------  --------  --------
NET INCOME (LOSS)....................... $(2,079) $   669  $   (148) $   (610)
                                         =======  =======  ========  ========

   The accompanying notes are an integral part of these financial statements.

                   DELTA BEVERAGE GROUP, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                        For The Six Months Ended June 30

                                   Unaudited
                             (Dollars in thousands)

                                                              1999      1998
                                                            --------  --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss................................................. $   (148) $   (610)
  Adjustments to reconcile net loss to net cash provided by
   operating activities:
    Depreciation and amortization..........................    7,625     6,558
    Non-cash interest on long-term debt....................    3,138     2,879
    Change in deferred income taxes........................     (540)   (1,076)
    Minority interest, before taxes........................      (37)     (258)
    Net expense under deferred compensation plans..........       64       529
    Changes in current assets and liabilities:
      Receivables..........................................      210    (3,573)
      Inventories..........................................   (3,552)       41
      Shells, tanks and pallets............................      162       (50)
      Prepaid expenses and other...........................   (1,153)   (2,058)
      Accounts payable and accrued liabilities.............    3,067     5,992
                                                            --------  --------
      Net cash provided by operating activities............    8,836     8,374
                                                            --------  --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures.....................................   (8,630)  (10,928)
  Payments for exclusive beverage pouring rights...........   (3,182)   (2,164)
  Proceeds from sales of property and equipment............       41        37
  Other....................................................      (26)      (21)
                                                            --------  --------
      Net cash used in investing activities................  (11,797)  (13,076)
                                                            --------  --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings under revolving line of credit................   13,800    10,000
  Payments on revolving line of credit.....................  (10,500)   (4,500)
  Principal payments on long-term debt and other
   liabilities.............................................     (181)     (141)
  Cash distribution to minority interest holder............      --       (342)
                                                            --------  --------
      Net cash provided by financing activities............    3,119     5,017
                                                            --------  --------
NET CHANGE IN CASH AND CASH EQUIVALENTS....................      158       315
CASH AND CASH EQUIVALENTS, beginning of period.............    3,818     4,680
                                                            --------  --------
CASH AND CASH EQUIVALENTS, end of period................... $  3,976  $  4,995
                                                            ========  ========

   The accompanying notes are an integral part of these financial statements.

                   DELTA BEVERAGE GROUP, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   Unaudited

1. BASIS OF PRESENTATION

  The accompanying unaudited consolidated financial statements of Delta Beverage Group, Inc. ("Delta," a Delaware corporation) and subsidiary (collectively, the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information and, in the opinion of management, include all adjustments (consisting of normal and recurring adjustments) which are considered necessary for a fair presentation of financial position, results of operations and cash flows as of June 30, 1999, and for all interim periods presented. These condensed interim financial statements do not include all of the financial information and disclosures required by generally accepted accounting principles for complete financial statements, and should be read in conjunction with the Company's audited consolidated financial statements and related notes thereto for the year ended December 31, 1998. Also, the results of operations for the interim periods presented may not be indicative of the results for the entire year.

2. PREFERRED STOCK

  Authorized preferred stock consists of 30,000 designated Series AA preferred shares. Series AA preferred shareholders receive cumulative dividends at an annual rate of 6% based on the $5,000 stated value per share. Dividends are paid quarterly in cash or in additional shares of Series AA preferred stock. During the six months ended June 30, 1999, the Company issued additional preferred shares as payment-in-kind dividends on preferred stock of approximately $0.9 million. The additional preferred shares are included in shareholders' equity as of June 30, 1999.

3. LONG-TERM DEBT AND OTHER LIABILITIES

  The Company maintains subordinated notes payable due in December 2003. Interest on the subordinated notes is due semi-annually on April 1 and October 1, and may be paid in cash or, at the option of the Company, by the issuance of additional subordinated notes ("PIK Notes"). The PIK Notes bear interest at 11% or 15% depending upon whether the terms of the note agreement would have permitted the Company to pay any portion of the interest in cash. During the six months ended June 30, 1999, the Company issued additional subordinated notes of approximately $2.7 million. These additional notes bear interest at 11% and are included in long-term debt and other liabilities in the accompanying June 30, 1999 consolidated balance sheet.

  The Company maintains a $30.0 million bank revolving line of credit which matures on December 16, 2001. The line of credit includes a swing line facility of up to $2.5 million. Swing line loans bear interest at either the base rate (defined below) or an otherwise mutually agreed upon rate of interest. Interest on remaining amounts outstanding under the line of credit bear interest, at the Company's option, at LIBOR or a defined margin over the higher of (1) the bank's prime rate or (2) the federal funds rate plus 0.5% (the "base rate"). Borrowings are limited to the sum of approximately 80% of the Company's eligible receivables and approximately 50% of the Company's eligible inventory. The line of credit also includes a $10.0 million limit for the issuance of letters of credit. Borrowings under the line are secured by the Company's accounts receivable and inventory. Borrowings outstanding under the line of credit approximated $8.9 million as of June 30, 1999, including $2.5 million under the swing line facility.

4. INVENTORIES

  Inventories included the following (in thousands):


                                                         June 30,
                                                           1999     December 31,
                                                        (Unaudited)     1998
                                                        ----------- ------------
      Raw materials....................................   $ 4,291     $ 3,116
      Finished goods...................................    15,410      13,033
                                                          -------     -------
                                                          $19,701     $16,149
                                                          =======     =======

                   Report of Independent Public Accountants

To Dakota Beverage Company, Inc.:

  We have audited the accompanying consolidated balance sheets of Dakota Beverage Company, Inc. (a Minnesota corporation and a wholly owned subsidiary of Pohlad Companies) and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, shareholder's equity (deficit) and cash flows for each of the three years in the period ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based upon our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dakota Beverage Company, Inc. and subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Minneapolis, Minnesota, March 5, 1999 (except with respect to the matter discussed in Note 7, regarding debt covenants, as to which the date is June 25,
 1999)

                 DAKOTA BEVERAGE COMPANY, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                             (Dollars in thousands)

                                                              December 31,
                                                            ------------------
                                                              1998      1997
                                                            --------  --------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents................................ $    315  $  7,242
  Receivables, net of allowance for doubtful accounts of
   $178 and $128--
    Trade..................................................    7,720     7,190
    Marketing and advertising..............................      480       332
    Other..................................................      307       594
  Inventories, at cost.....................................    2,471     2,213
  Shells, tanks and pallets................................      313       310
  Prepaid expenses and other...............................    1,643       606
                                                            --------  --------
      Total current assets.................................   13,249    18,487
                                                            --------  --------
PROPERTY AND EQUIPMENT:
  Land.....................................................      875     1,046
  Buildings and improvements...............................    8,515     8,397
  Machinery and equipment..................................   37,692    34,192
                                                            --------  --------
                                                              47,082    43,635
  Less accumulated depreciation............................  (29,741)  (27,698)
                                                            --------  --------
                                                              17,341    15,937
                                                            --------  --------
OTHER ASSETS:
  Cost of franchises in excess of net assets acquired, net
   of accumulated amortization of $4,753 and $4,314........   12,400    12,704
  Investment in affiliated company.........................    1,077     1,083
                                                            --------  --------
                                                            $ 44,067  $ 48,211
                                                            ========  ========
LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Current maturities of long-term debt and other
   liabilities............................................. $  2,500  $  2,000
  Accounts payable.........................................    2,150     2,431
  Accrued liabilities......................................    4,080     4,284
                                                            --------  --------
      Total current liabilities............................    8,730     8,715
                                                            --------  --------
LONG-TERM DEBT AND OTHER LIABILITIES.......................   35,750     9,483
COMMITMENTS AND CONTINGENCIES
SHAREHOLDER'S EQUITY (DEFICIT):
  Common stock--$1 par value; 1,000 shares authorized,
   issued and outstanding..................................        1         1
  Additional paid-in capital...............................    5,011     5,011
  Retained earnings........................................   27,975    25,001
  Note receivable from Parent (Note 9).....................  (33,400)      --
                                                            --------  --------
      Total shareholder's equity (deficit).................     (413)   30,013
                                                            --------  --------
                                                            $ 44,067  $ 48,211
                                                            ========  ========

   The accompanying notes are an integral part of these financial statements.

                 DAKOTA BEVERAGE COMPANY, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                             (Dollars in thousands)

                                                      Years Ended December 31,
                                                     -------------------------
                                                      1998     1997     1996
                                                     -------  -------  -------
OPERATIONS:
  Net sales......................................... $97,360  $94,899  $89,485
  Cost of sales.....................................  57,020   53,949   52,902
                                                     -------  -------  -------
    Gross profit....................................  40,340   40,950   36,583
  Selling, general and administrative expenses......  24,497   23,968   20,833
  Amortization of franchise costs and other
   intangibles......................................     439      438      437
                                                     -------  -------  -------
    Operating income................................  15,404   16,544   15,313
                                                     -------  -------  -------
OTHER EXPENSES (INCOME):
  Interest..........................................     573      726      885
  Other, net........................................     (22)      69      (81)
                                                     -------  -------  -------
    Total other expenses............................     551      795      804
                                                     -------  -------  -------
INCOME BEFORE INCOME TAXES..........................  14,853   15,749   14,509
Income tax provision (benefit) (Notes 2 and 6)......     --    (2,462)   5,618
                                                     -------  -------  -------
NET INCOME.......................................... $14,853  $18,211  $ 8,891
                                                     =======  =======  =======
UNAUDITED PRO FORMA NET INCOME (Notes 2 and 6):
  INCOME BEFORE INCOME TAXES........................ $14,853  $15,749  $14,509
  PRO FORMA INCOME TAX PROVISION (Note 6)...........   5,592    6,141    5,618
                                                     -------  -------  -------
  PRO FORMA NET INCOME (Note 6)..................... $ 9,261  $ 9,608  $ 8,891
                                                     =======  =======  =======

   The accompanying notes are an integral part of these financial statements.

                 DAKOTA BEVERAGE COMPANY, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY (Deficit)

                             (Dollars in thousands)

                           Common Stock
                         ----------------
                                          Additional              Note
                          Number           Paid-In   Retained  Receivable
                         of Shares Amount  Capital   Earnings  From Parent  Total
                         --------- ------ ---------- --------  ----------- --------
BALANCE AT DECEMBER 31,
 1995...................   1,000    $ 1     $5,011   $13,152    $    --    $ 18,164
  Net income............     --     --         --      8,891         --       8,891
  Dividends.............     --     --         --     (4,354)        --      (4,354)
                           -----    ---     ------   -------    --------   --------
BALANCE AT DECEMBER 31,
 1996...................   1,000      1      5,011    17,689         --      22,701
  Net income............     --     --         --     18,211         --      18,211
  Tax distributions
   (Note 9).............     --     --         --     (6,139)        --      (6,139)
  Dividends.............     --     --         --     (4,760)        --      (4,760)
                           -----    ---     ------   -------    --------   --------
BALANCE AT DECEMBER 31,
 1997...................   1,000      1      5,011    25,001         --      30,013
  Net income............     --     --         --     14,853         --      14,853
  Tax distributions
   (Note 9).............     --     --         --     (6,523)        --      (6,523)
  Dividends.............     --     --         --     (5,356)        --      (5,356)
  Note receivable from
   Parent...............     --     --         --        --      (33,400)   (33,400)
                           -----    ---     ------   -------    --------   --------
BALANCE AT DECEMBER 31,
 1998...................   1,000    $ 1     $5,011   $27,975    $(33,400)  $   (413)
                           =====    ===     ======   =======    ========   ========

   The accompanying notes are an integral part of these financial statements.

                 DAKOTA BEVERAGE COMPANY, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (Dollars in thousands)

                                                   Years Ended December 31,
                                                   ---------------------------
                                                     1998      1997     1996
                                                   --------  --------  -------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income...................................... $ 14,853  $ 18,211  $ 8,891
  Adjustments to reconcile net income to net cash
   provided by
   operating activities--
    Depreciation and amortization.................    3,403     3,098    3,093
    Change in deferred income taxes...............      --     (2,462)    (284)
    Change in current assets and liabilities:
      Receivables.................................     (391)   (1,027)    (201)
      Inventories, net............................     (258)     (136)      85
      Shells, tanks and pallets...................       (3)        5      (33)
      Prepaid expenses and other assets...........   (1,037)     (153)    (235)
      Accounts payable, accrued liabilities and
       other liabilities..........................     (718)    1,195    1,390
                                                   --------  --------  -------
        Net cash provided by operating
         activities...............................   15,849    18,731   12,706
                                                   --------  --------  -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions of property and equipment, net........   (4,544)   (5,401)  (4,844)
  Proceeds from sales of property and equipment...      213       359      421
  Acquisition of business.........................     (166)      (77)     --
                                                   --------  --------  -------
        Net cash used in investing activities.....   (4,497)   (5,119)  (4,423)
                                                   --------  --------  -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payment of tax distribution.....................   (6,523)   (6,139)     --
  Payment of dividends............................   (5,356)   (4,760)  (3,957)
  Repayment of long-term debt and other...........   (8,217)   (2,000)  (2,000)
  Borrowing on long-term debt and other...........   35,217       --       --
  Note receivable for advances to Parent..........  (33,400)      --       --
                                                   --------  --------  -------
        Net cash used in financing activities.....  (18,279)  (12,899)  (5,957)
                                                   --------  --------  -------
NET CHANGE IN CASH AND CASH EQUIVALENTS...........   (6,927)      713    2,326
CASH AND CASH EQUIVALENTS, beginning of year......    7,242     6,529    4,203
                                                   --------  --------  -------
CASH AND CASH EQUIVALENTS, end of year............ $    315  $  7,242  $ 6,529
                                                   ========  ========  =======

   The accompanying notes are an integral part of these financial statements.

                DAKOTA BEVERAGE COMPANY, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (Dollars in thousands, except per share data)

1. ORGANIZATION

 Organization and Principles of Consolidation

  Dakota Beverage Company, Inc. (Dakota or the Company) and Subsidiaries is a wholly owned subsidiary of Pohlad Companies (the Parent). The Company bottles and distributes beverage products, principally Pepsi-Cola and Dr. Pepper/Seven-Up products in the north-central United States. The franchise territories cover portions of North and South Dakota, Minnesota and Iowa. Additionally, the Company owns and operates a full-line vending subsidiary in Sioux Falls, South Dakota.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Use of Accounting Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The more significant estimates with regard to these financial statements are disclosed in Note 11.

 Cash and Cash Equivalents

  Cash and cash equivalents include temporary investments in short-term securities with original maturities of three months or less.

 Property and Equipment

  Property and equipment are stated at cost. Property and equipment renewals and betterments are capitalized, while maintenance and repair expenditures are charged to operations currently. Depreciation is computed using the straight-line method over the estimated useful lives of purchased property and equipment. Those lives are as follows:


                                                                      Estimated
                                                                     Useful Life
                                                                     -----------
      Buildings and improvements.................................... 7-33 years
      Machinery and equipment....................................... 3-12 years


 Intangibles and Other Assets

  The cost of franchises in excess of net assets acquired is being amortized on a straight-line basis over 35 to 40 years. The Company, at least annually, evaluates whether events or circumstances have occurred that may impact the recoverability of franchise costs. Upon the occurrence of any such event or circumstance, the Company remeasures the realizable portion of franchise costs and adjusts the asset to the lesser of its carrying value or fair value.

  Costs incurred to obtain long-term financing are deferred and amortized as adjustments of interest using the effective interest method over the term of the related debt.

                DAKOTA BEVERAGE COMPANY, INC. AND SUBSIDIARIES

                 (Dollars in thousands, except per share data)

  Amounts paid pursuant to contracts with outside parties providing the Company with exclusive beverage pouring rights are capitalized as other assets in the consolidated balance sheets and are amortized over the terms of the related contracts.

 Income Taxes

  Effective January 1, 1997, the Company elected S corporation status under the applicable Internal Revenue Code and Minnesota Income Tax Act sections, whereby the taxable income and any available tax credits of the Company are included in the income tax returns of its shareholder.

 Supplemental Cash Flow Information

  Interest paid in cash during 1998, 1997 and 1996 was $1,511, $906 and $1,074, respectively. There were no income taxes paid in 1998 or 1997. Income taxes of $5,346 were paid in 1996.

 Concentration of Credit Risk

  The Company's business activities are concentrated within the north-central United States. However, management believes that there are no significant concentrations of credit risk with any individual party or groups of parties.

 Fair Value of Financial Instruments

  The estimated fair values of the Company's financial instruments, except for fixed rate long-term debt, approximate their carrying amounts. For fixed rate long-term debt, fair value was estimated based on the current rates offered for similar obligations and maturities. The estimated fair value of total long-term debt and other liabilities was $38,861 at December 31, 1998 and $11,483 at December 31, 1997, compared to a recorded value of $38,250 at December 31, 1998 and $11,483 at December 31, 1997.

3. ACQUISITIONS

  On March 31, 1999, the Company purchased all of the outstanding stock of S&R Vending, a full-line vending operation based in Wahpeton, North Dakota. The transaction has been accounted for under the purchase method of accounting, with the excess purchase price over the book value of assets being assigned to goodwill. Pro forma financial information is not presented as the aggregate impact of the acquisition is immaterial to the Company.

4. INVENTORIES

  Inventories are stated at the lower of cost (first-in, first-out method) or market and include the following at December 31:

                                                                   1998    1997
                                                                  ------- ------
      Raw materials.............................................. $   228 $  208
      Finished goods.............................................   2,243  2,005
                                                                  ------- ------
                                                                  $ 2,471 $2,213
                                                                  ======= ======

                DAKOTA BEVERAGE COMPANY, INC. AND SUBSIDIARIES

                 (Dollars in thousands, except per share data)

5. ACCRUED LIABILITIES:

  Accrued liabilities consisted of the following at December 31:

                                                                   1998   1997
                                                                  ------ ------
      Payroll and related benefits............................... $  919 $1,400
      Income tax dividend........................................    790    996
      Marketing and advertising..................................  1,428    830
      Insurance and other related costs..........................    186    442
      Interest...................................................    368    131
      Other......................................................    389    485
                                                                  ------ ------
                                                                  $4,080 $4,284
                                                                  ====== ======

6. INCOME TAXES:

  As part of the change in its tax status, the Company has eliminated the effect of all basis differences as a benefit for income taxes. The effect of those differences at January 1, 1997 was recorded in the consolidated statements of operations as a benefit for income taxes. As the Company is no longer required to pay corporate income taxes, no provision for income taxes has been included in the accompanying consolidated statements of operations subsequent to January 1, 1997.

  Deferred income taxes were composed of the following at December 31, 1996 (prior to the change in tax status):


      Current deferred income tax assets................................ $  488
      Noncurrent deferred income tax liabilities........................ $3,434


  The income tax provision recorded in the consolidated statements of operations, was as follows:

                                                                 1997     1996
                                                                -------  ------
      Current.................................................. $   --   $5,902
      Deferred.................................................  (2,462)   (284)
                                                                -------  ------
                                                                $(2,462) $5,618
                                                                =======  ======

  A reconciliation of the income tax provision to the amount computed by applying the federal statutory tax rate to income or loss before income taxes was as follows for the period in which the Company was a C Corporation:

                                                                         1996
                                                                         -----
      Statutory federal income tax rate................................. (34.0)%
      State income taxes, net of federal benefit........................  (6.9)
      Franchise cost amortization.......................................   1.4
      Other, net........................................................    .8
                                                                         -----
                                                                         (38.7)%
                                                                         =====

                DAKOTA BEVERAGE COMPANY, INC. AND SUBSIDIARIES

                 (Dollars in thousands, except per share data)

  The unaudited pro forma income tax expense shown on the statement of operations is presented assuming the Company had been a C corporation for the years ended December 31, 1998 and 1997, using effective tax rates of 37.6% and 39.0%, respectively.

7. LONG-TERM DEBT AND OTHER LIABILITIES:

  Long-term debt and other liabilities consisted of the following at December
31:

                                                                1998     1997
                                                               -------  -------
      Senior notes payable--
        7.39%, due February 2003.............................. $ 8,450  $10,450
        6.97%, due August 2008................................  20,000      --
      Term loan, 6.35%, due February 2004.....................   5,000      --
      Line of credit..........................................   4,000      --
      Other long-term obligations.............................     800    1,033
      Less--Current maturities................................  (2,500)  (2,000)
                                                               -------  -------
                                                               $35,750  $ 9,483
                                                               =======  =======

  In 1993, the Company placed $20,000 in senior secured notes (the 1993 Senior Notes) which bear interest at 7.39%, payable quarterly. As of December 31, 1998, the remaining principal balance on the 1993 Senior Notes is due in varying semiannual installments through February 2003.

  On July 15, 1998, the Company entered into a private placement offering for $20,000 in additional senior secured notes (the 1998 Senior Notes) due semiannually beginning February 1, 2002, which bear interest at a rate of 6.97%.

  Under the terms of the 1993 and 1998 Senior Notes agreements, the Company's tangible and intangible property is pledged as collateral. Additionally, the Company is required to comply with certain requirements as defined in each of the agreements. Effective June 25, 1999, the Company's Senior Notes agreements were amended to revise certain financial covenants contained in the agreements. The Company was in compliance with all covenants or had obtained waivers for events of non-compliance as of December 31, 1998.

  On July 15, 1998, the Company entered into an agreement with a bank for $5,000 of term debt which bears interest at a rate of LIBOR plus 1.1% (6.2% at December 31, 1998). The Company also has the option of locking in interest rates for short periods of time (60 to 90 days), and has exercised this option by locking into a rate of 6.35% as of December 31, 1998. The Company will make semiannual payments on the term note commencing August 1, 1999.

  The Company has a $25,000 line of credit with a bank. The line of credit bears interest on outstanding advances, payable monthly, at LIBOR plus 1.1% (6.2% at December 31, 1998). Additionally, the Company is required to pay a fee of .125% per year on the unused portion of the line of credit. At December 31, 1998, there were $4,000 of outstanding borrowings on the line of credit. There were no outstanding borrowings as of December 31, 1997. Fees of $24 and $25 for 1998 and 1997, respectively, were paid on the unused portion, which is included in interest expense on the accompanying consolidated statements of operations.

                DAKOTA BEVERAGE COMPANY, INC. AND SUBSIDIARIES

                 (Dollars in thousands, except per share data)

  Scheduled maturities of the long-term debt and other liabilities at December 31, 1998 are as follows:

         1999...........................................  $ 2,500
         2000...........................................    3,000
         2001...........................................    3,000
         2002...........................................    3,700
         2003...........................................    3,750
         Thereafter.....................................   22,300
                                                          -------
                                                          $38,250
                                                          =======

8. LEASES

  The Company is obligated for the following future minimum rentals under noncancellable operating leases as of December 31, 1998:

         1999...........................................  $   517
         2000...........................................      501
         2001...........................................      426
         2002...........................................      364
         2003...........................................      265
         Thereafter.....................................      352
                                                          -------
                                                          $ 2,425
                                                          =======

  Rent expense was $681, $548 and $582 for 1998, 1997 and 1996, respectively.

9. RELATED PARTY TRANSACTIONS

  The Company has entered into a management agreement with its Parent. For services performed pursuant to the agreement, the Company pays the management company a management fee and a transaction fee. Management fees of $2,577, $2,343 and $2,130 were paid in 1998, 1997 and 1996, respectively. The management fee is calculated based on the prior year fees plus an additional 10%. Affiliates of the management company also own common stock of the Company.

  During 1998, the Company advanced $33,400 in cash to its Parent in exchange for a note receivable. The note receivable is due in annual principal installments of $500 beginning December 31, 2001, with a balloon payment of $29,900 due on June 30, 2008. The note receivable bears interest at 7%, and all interest payments on the note have been made through December 31, 1998. It is the Parent's intent to have the note forgiven by the Company and, as such, the note has been reflected as a component of stockholder's equity (deficit) on the accompanying consolidated balance sheet.

  In conjunction with its change in tax status, as discussed in Note 1, the Company has declared monthly tax distributions in the form of a dividend to its Parent in amounts equal to the income or other tax liabilities incurred by its Parent at the highest incremental rate, inclusive of state, local and federal taxes, totaling $6,523 and $6,139 in 1998 and 1997, respectively. These amounts are included in tax distributions on the accompanying consolidated statements of shareholder's equity (deficit). These tax distributions are calculated based on approximately 45% of net income and are payable monthly.

  The Company also declares and pays a quarterly dividend to its Parent for 50% of net income, net of tax distributions. This dividend is included in the accompanying consolidated statements of shareholder's equity (deficit).

                DAKOTA BEVERAGE COMPANY, INC. AND SUBSIDIARIES

                 (Dollars in thousands, except per share data)

  The Company has an interest in Wis-Pak, in which the Company purchases substantially all of its bottled and canned beverages from Wis-Pak. Amounts related to unsettled transactions are recorded in the receivable/payable accounts in the accompanying consolidated balance sheets. The Company's investment in Wis-Pak is accounted for under the cost method.

10. EMPLOYEE BENEFITS

  The Company sponsors a defined contribution employee benefit plan which covers all eligible full-time employees. Employees who participate in the plan can defer up to 15% of their salaries and wages and receive matching payments by the Company of up to 4%, up to a maximum of 50% of the employee's total contribution. The Company's contributions were $297 for 1998, $267 for 1997 and $236 for 1996.

  The Company maintains a phantom stock plan available to certain key members of management. This plan allows eligible executives to participate in the continued success of the Company based upon the annual appreciation in the equity value of the Company, as defined. The equivalent of 9,796 shares have been granted under this plan. Each phantom stock award vests over a three-year period, and is payable in cash or shares of the Company's common stock upon the earlier of the participant's death, disability, termination or retirement. Each participant is subject to a noncompete and nonsolicitation restriction in consideration of the share-equivalent grant. All grants contain restrictions on assignment or transfer. As of December 31, 1998 and 1997, benefits of $800 and $683, respectively, were earned under the plan.

11. CERTAIN SIGNIFICANT ESTIMATES

 Self-Insurance

  The Company maintains self-insurance reserves for estimated workers' compensation and healthcare. These estimates are based on historical information along with certain assumptions about future events. Changes in assumptions for items such as medical costs, environmental hazards and legal actions, as well as changes in actual experience, could cause these estimates to change in the near term.

 Loss Contingencies

  The Company is subject to various litigation, claims and assessments arising in the normal course of business. Management believes that the ultimate resolution of these matters, either individually or in the aggregate, will not have a materially adverse effect on the Company's consolidated financial position or results of operations.

                 DAKOTA BEVERAGE COMPANY, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                   (Dollars in thousands, except share data)

                                                        June 30,
                                                          1999     December 31,
                                                       (Unaudited)     1998
                                                       ----------- ------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...........................   $   646     $   315
  Receivables, net of allowance for doubtful accounts
   of $92 and $178
    Trade.............................................     9,106       7,720
    Marketing and advertising.........................       340         480
    Other.............................................       575         307
  Inventories, at cost................................     3,143       2,471
  Shells, tanks and pallets...........................       401         313
  Prepaid expenses and other..........................     1,638       1,643
                                                         -------     -------
      Total current assets............................    15,849      13,249
                                                         -------     -------
PROPERTY AND EQUIPMENT:
  Land................................................       877         875
  Buildings and improvements..........................     8,589       8,515
  Machinery and equipment.............................    41,406      37,692
                                                         -------     -------
                                                          50,872      47,082
  Less accumulated depreciation.......................   (31,228)    (29,741)
                                                         -------     -------
                                                          19,644      17,341
                                                         -------     -------
OTHER ASSETS
  Cost of franchises in excess of net assets acquired,
   net of accumulated amortization of $4,972 and
   $4,753.............................................    12,819      12,400
  Investment in affiliated company and other assets...     1,563       1,077
                                                         -------     -------
                                                         $49,875     $44,067
                                                         =======     =======
LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term debt and other
   liabilities........................................   $ 2,500     $ 2,500
  Accounts payable....................................     3,398       2,150
  Accrued liabilities.................................     6,484       4,080
                                                         -------     -------
      Total current liabilities.......................    12,382       8,730
                                                         -------     -------
LONG-TERM DEBT AND OTHER LIABILITIES..................    37,186      35,750
COMMITMENTS AND CONTINGENCIES
SHAREHOLDER'S EQUITY (DEFICIT):
  Common stock--$1 par value; 1,000 shares authorized,
   issued and outstanding.............................         1           1
  Additional paid-in capital..........................     5,011       5,011
  Retained earnings...................................    28,695      27,975
  Note receivable from parent.........................   (33,400)    (33,400)
                                                         -------     -------
      Total shareholder's equity (deficit)............       307        (413)
                                                         -------     -------
                                                         $49,875     $44,067
                                                         =======     =======

   The accompanying notes are an integral part of these financial statements.

                 DAKOTA BEVERAGE COMPANY, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                   Unaudited
                             (Dollars in thousands)

                                                                  Six Months
                                                 Three Months        Ended
                                                Ended June 30,     June 30,
                                                --------------- ---------------
                                                 1999    1998    1999    1998
                                                ------- ------- ------- -------
OPERATIONS:
  Net sales.................................... $26,892 $26,439 $48,735 $47,571
  Cost of sales................................  15,341  15,746  27,791  28,085
                                                ------- ------- ------- -------
    Gross profit...............................  11,551  10,693  20,944  19,486
  Selling, general and administrative
   expenses....................................   6,688   5,941  13,048  11,922
  Amortization of franchise costs and other
   intangibles.................................     109     109     219     219
  Fees related to combination of interests.....   1,349      --   1,349      --
                                                ------- ------- ------- -------
    Operating income...........................   3,405   4,643   6,328   7,345
                                                ------- ------- ------- -------
OTHER EXPENSES:
  Interest, net................................     113     158     225     292
  Other, net...................................      24     117      55     190
                                                ------- ------- ------- -------
    Total other expenses.......................     137     275     280     482
                                                ------- ------- ------- -------
INCOME BEFORE INCOME TAXES.....................   3,268   4,368   6,048   6,863
INCOME TAX PROVISION...........................      --      --      --      --
                                                ------- ------- ------- -------
NET INCOME..................................... $ 3,268 $ 4,368 $ 6,048 $ 6,863
                                                ======= ======= ======= =======
UNAUDITED PRO FORMA NET INCOME:
  INCOME BEFORE INCOME TAXES................... $ 3,268 $ 4,368 $ 6,048 $ 6,863
  PRO FORMA INCOME TAX PROVISION...............   1,300   1,700   2,600   2,700
                                                ------- ------- ------- -------
    PRO FORMA NET INCOME....................... $ 1,968 $ 2,668 $ 3,448 $ 4,163
                                                ======= ======= ======= =======

   The accompanying notes are an integral part of these financial statements.

                 DAKOTA BEVERAGE COMPANY, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                        For The Six Months Ended June 30

                                   Unaudited
                             (Dollars in thousands)

                                                               1999     1998
                                                              -------  -------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................. $ 6,048  $ 6,863
  Adjustments to reconcile net income to net cash provided by operating activities-
    Depreciation and amortization............................   1,981    1,728
    Fees related to combination of interests.................   1,349      --
    Changes in current assets and liabilities:
      Receivables............................................  (1,514)  (1,417)
      Inventories, net.......................................    (672)    (729)
      Shells, tanks and pallets..............................     (88)     (45)
      Prepaid expenses and other assets......................       5      (86)
      Accounts payable, accrued liabilities and other........   1,813        3
                                                              -------  -------
      Net cash provided by operating activities..............   8,922    6,317
                                                              -------  -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions of property and equipment........................  (4,154)  (3,853)
  Proceeds from sale of property and equipment...............      65      295
  Investment in franchise....................................    (610)      18
                                                              -------  -------
      Net cash used in investing activities..................  (4,699)  (3,540)
                                                              -------  -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payment of dividends.......................................  (2,000)  (3,253)
  Payment of tax distribution................................  (3,328)  (3,089)
  Borrowings under revolving line of credit..................   6,475      --
  Payments on under revolving line of credit.................  (4,030)     --
  Principal payments on long-term debt and other
   liabilities...............................................  (1,009)  (1,000)
                                                              -------  -------
      Net cash used in financing activities..................  (3,892)  (7,342)
                                                              -------  -------
      Net increase (decrease) in cash and cash equivalents...     331   (4,565)
CASH AND CASH EQUIVALENTS, beginning of period...............     315    7,242
                                                              -------  -------
CASH AND CASH EQUIVALENTS, end of period..................... $   646  $ 2,677
                                                              =======  =======

   The accompanying notes are an integral part of these financial statements.

                DAKOTA BEVERAGE COMPANY, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   Unaudited

1. BASIS OF PRESENTATION

  The accompanying unaudited consolidated financial statements of Dakota Beverage Company, Inc. (Dakota or the Company), a Minnesota corporation and subsidiaries have been prepared in accordance with generally accepted accounting principles for interim financial information and, in the opinion of management, include all adjustments (consisting of normal and recurring adjustments) which are considered necessary for a fair presentation of financial position, results of operations and cash flows as of June 30, 1999, and for all interim periods presented. These condensed interim financial statements do not include all of the financial information and disclosures required by generally accepted accounting principles for complete financial statements, and should be read in conjunction with the Company's audited consolidated financial statements and related notes thereto for the year ended December 31, 1998. Also, the results of operations for the interim periods presented may not be indicative of the results for the entire year.

2. FEES RELATED TO COMBINATION OF INTERESTS

  On June 28, 1999, the shareholder(s) of Dakota and Delta Beverage Group, Inc. ("Delta") entered into share exchange agreements with Pepsi-Cola Puerto Rico Bottling Company ("PPR"). Dakota, Delta and PPR share common ownership and are under the common control of the Pohlad Companies. Accordingly, the combination will be accounted for as a merger of entities under common control. The combination is subject to the approval of PPR's shareholders. During the three months ended June 30, 1999, Dakota expensed approximately $1.3 million in professional fees and other related costs attributable to combining the common equity interests of Dakota, Delta and PPR.

3. ACQUISITION

  On March 1, 1999, the Company purchased all of the outstanding stock of S&R Vending, a full-line vending operation based in Wahpeton, North Dakota. The transaction has been accounted for under the purchase method of accounting with the excess purchase price over the book value of assets being assigned to goodwill. Pro forma financial information is not presented as the aggregate impact of the acquisition is immaterial to the Company.

4. LONG TERM DEBT AND OTHER LIABILITIES

  During the first quarter of 1999, the Company borrowed an additional $2.4 million on the line of credit, which bears interest on outstanding advances, payable monthly, at LIBOR plus 1.1% (6.75% at June 30, 1999). Borrowings outstanding on the line of credit approximated $6.5 million as of June 30, 1999.

5. INVENTORIES

  Inventories included the following (in thousands):

                                                          June 30,
                                                            1999    December 31,
                                                        (Unaudited)     1998
                                                        ----------- ------------
      Raw materials....................................   $  195       $  228
      Finished goods...................................    2,948        2,243
                                                          ------       ------
                                                          $3,143       $2,471
                                                          ======       ======

6. SUBSEQUENT EVENT

  On August 31, 1999, the Company purchased all of the assets of C&C Vending Company, a full-line vending operation based in Aberdeen, South Dakota.

                                  EXHIBIT INDEX

Exhibit
Number       Description
-------      -----------

10.1 Delta Exchange Agreement, effective June 28, 1999 (incorporated by reference to the company's Current Report on Form 8-K, filed with the SEC on July 15, 1999).

10.2         Dakota Exchange Agreement, effective June 28, 1999
             (incorporated by reference to the company's Current Report on Form 8-K, filed with the SEC on July 15, 1999).

99.1         Press Release, dated October 15, 1999.